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                            Banknorth Group, Inc.


                   Management Incentive Compensation Plan


                                    1998



                                CONFIDENTIAL



                            BANKNORTH GROUP, INC.


                   Management Incentive Compensation Plan


                                 OBJECTIVES
                                 ----------


* Increase executive focus on implementation of strategic plans to further (1) growth in earnings, (2) return on assets and equity and
      (3) increase total return to shareholders.

* Increase executive focus on decisions to improve earnings and returns in their subsidiary.

* Improve executive focus in decision-making on what is in the best interests of Banknorth Group, Inc. and reward for continuously improving relative performance against peer banks.

* Provide a reasonable opportunity for payout consistent with stockholder expectations and Company performance.

* Facilitate attracting, retaining and motivating the highest caliber of management employees.



                             PRIMARY PROVISIONS
                             ------------------


I.    THRESHOLD LEVEL

      There will be no awards made under the Incentive Compensation Plan ("the Plan") unless Banknorth Group, Inc. performs at a minimum of 75% of plan overall for the Return on Average Assets (ROAA), Return on Average Equity (ROAE), Efficiency Ratio and the ratio of Non Performing Assets to Total Assets (NPA/TA) targets, after accruing for all plan awards.


II.   CORPORATE PERFORMANCE AWARDS

      Corporate performance awards will be based on (1) ROAA, (2) ROAE, (3) Efficiency Ratio, and (4) the NPA/TA measured against performance targets. The Net Income used will be before accounting changes. Accounting changes, for the purposes of this Plan, will mean changes to Generally Accepted Accounting Principles (FASB) and one-time, publicly disclosed merger related expenses. Refer to Exhibit 1 for 1998 corporate performance targets.

III.  SUBSIDIARY UNIT PERFORMANCE AWARDS

      Subsidiary bank unit performance awards will be based on subsidiary
      (1) ROAA, (2) Efficiency Ratio and (3) NPA/TA measured against performance targets. Subsidiary Mortgage and Stratevest Group unit performance awards will be based on subsidiary (1) Net Income and (2) Profit Margin as measured against performance targets. Refer to
      Exhibit 2 for 1998 subsidiary performance targets.

IV.   INTERNAL PERFORMANCE MODIFICATION

      Participants' target awards will be modified based on actual corporate and/or subsidiary performance against annual performance targets. Awards modifications range from 50% to 150% of a participant's target award, based on performance level. Please refer to Exhibit 3 for details on the internal performance modifier.

V.    RELATIVE EXTERNAL PERFORMANCE MODIFICATION

      Participants' target awards will be further modified by comparing Banknorth Group, Inc.'s performance against a peer group of similar sized banks. The relative performance to peers will be determined by the ranking of a weighted average percentile for ROAE, weighted at two, and relative total return to shareholders weighted at one. The modification factor for relative performance is listed in Exhibit 4.

VI.   GRADE LEVELS AND TARGET AWARDS

      Grade levels and the corresponding targets for 1998 are as follows:

           Grade 36        -    50% of base salary

           Grades 33 & 34  -    35% of base salary

           Grades 31 & 32  -    25% of base salary

           Grade 30        -    20% of base salary

           Grade 29        -    15% of base salary

      Base salary for each participant will equal the regular base salary (does not include incentive pay, bonuses or disability pay) earned in 1998 during the period they were employed in the grade level.

VII.  INDIVIDUAL PERFORMANCE

      Performance awards may be modified at the discretion of the CEO and by approval of the Compensation Committee of the Board. Any modification of an individual executive's awards will be based upon that executive's performance against key performance objectives, not measured otherwise in the corporate and subsidiary unit performance awards.

VIII. ELIGIBILITY

      An eligible participant must be employed in grade 29 or above prior to July 1 of the plan year. Persons hired or promoted into eligible positions prior to July 1 of the plan year will have their potential award pro-rated. Eligible participants may be assigned by the CEO to alternate compensation levels during the year due to changes in pay grade or job responsibilities. In such cases, their award will be pro-rated based on time employed in differing levels. When managers participate in an incentive plan targeted to their function, they will not be eligible to participate in this plan. An eligible participant must be an active employee at the end of the plan year to receive any award.

IX.   INDIVIDUAL TARGET AWARDS

      Parent Company Executives:

      Incentive compensation awards are determined for participants based 100% on corporate performance.

      Bank/Subsidiary Presidents:

      Incentive compensation awards are determined for participants based 75% on corporate performance and 25% on respective subsidiary unit performance.

      Subsidiary Executives:

      Incentive compensation awards are determined for participants based 50% on corporate performance and 50% on respective subsidiary unit performance.

      Eligible participants may be assigned by the CEO to alternate categories based on transfers, reorganization, or other factors. Awards may either be pro-rated based on time in the business unit or given based on the business unit in which the participants spent the most time, at the discretion of the CEO.

X.    OTHER PROVISIONS

      All plan calculations will be made based upon the audited year end financial statement. No awards will be made until the date of the audit opinion and adjustments, if any, have been approved by the Banknorth Group, Inc. Compensation Committee. The Board reserves the right to adjust performance targets and/or payouts under this plan in cases of significant non-recurring events.


      EXAMPLE OF INCENTIVE COMPENSATION AWARD

      Assumptions:

      *     Parent Company Executive
      *     Grade level 31
      *     Base salary $100,000
      *     Performance Level against Performance Targets: 105% (refer to
            Exhibit 3)
      * Banknorth Group, Inc. %ile against peer banks: 50th percentile (refer to Exhibit 4)

      TARGET AWARD:                  $100,000 X 25% = $25,000

      INDIVIDUAL MODIFIER:           $25,000 X 110% = $27,500

      EXTERNAL MODIFIER:             $27,500 X 120% = $33,000

            --------------------------------------
            INCENTIVE COMPENSATION AWARD:  $33,000
            --------------------------------------


                             A GLOSSARY OF TERMS


Earning assets
Interest-bearing deposits with banks, securities available for sale, investment securities, loans (net of unearned income), federal funds sold and securities purchased under agreements to resell.

Efficiency ratio
Total other operating expenses, excluding goodwill amortization, OREO/repossession expense and other non-recurring expenses, as a percentage of net interest income, on a fully taxable equivalent basis, and total other operating income, excluding securities gains/losses and non-recurring items.

Non-performing assets
When other real estate owned (OREO) and repossessed assets is added to non-performing loans, the result is defined as non-performing assets.

Relative total shareholder return
The relative appreciation of Banknorth Group stock plus dividends paid over the plan year compared to the peer group banks.

Return on average assets (ROA)
Net income as a percentage of average total assets.

Return on average shareholders' equity (ROE)
Net income as a percentage of average shareholders' equity.


                                  EXHIBIT 3

                        Internal Performance Modifier


          Performance Level as %       % of Target Award
          of Performance Targets

                   125%                      150%
                   120%                      140%
                   115%                      130%
                   110%                      120%
                   105%                      110%
                   100%                      100%
                    95%                       90%
                    90%                       80%
                    85%                       70%
                    80%                       60%
                    75%                       50%


NOTE:  No awards will be paid if performance falls below 75% of target.



                                  Exhibit 4

                        External Performance Modifier


          Banknorth %ile           External
          Performance Against      Performance
          The Peer Banks           Modifier

           70-100%ile                 150%
           50-69%ile                  120%
           40-49%ile                  100%
           30-39%ile                   85%
           10-29%ile                   75%
           Less than 10%ile             0%